CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the inclusion herein of our report dated February 2, 2001, relating to the consolidated balance sheets of Southcoast Financial Corporation and subsidiary as of December 31, 2000, and 1999, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 2000, and to the reference to our firm under the heading "Experts", in this Form SB-2 (Amendment No.1) filing.


s/Elliott Davis LLP

Elliott Davis, LLP
Greenville, South Carolina
July 11, 2001